Exhibit 23

Consent of Independent Auditors

      We consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-74473-01 of FINOVA Capital Corporation (a subsidiary of The FINOVA Group Inc.) of our report dated March 30, 2001, with respect to the consolidated financial statements of FINOVA Capital Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2000.

                                       ERNST & YOUNG LLP

Phoenix, Arizona
April 11, 2001